Exhibit 99.1

For More Information:
Public Relations	Investor Relations
Pam Sullivan	Karen Vahouny
Phase Forward	Qorvis Communications

781-902-4502

703-744-7809

pam.sullivan@phaseforward.com

kvahouny@qorvis.com

PHASE FORWARD REPORTS RECORD FIRST QUARTER RESULTS

Company Reports Revenue Growth of 21% and Non-GAAP Operating Income Growth of 58%

Waltham, MA – April 26, 2005 – Phase Forward (NASDAQ: PFWD), a leading provider of data management solutions for clinical trials and drug safety, today announced its financial results for the first quarter ended March 31, 2005.

Revenues for the 2005 first quarter increased 21% to $20.6 million, from $17.0 million for the same quarter of 2004.  On a GAAP basis, income from operations was $2.0 million in the 2005 first quarter versus $875,000 for the prior year’s comparable quarter.  On a non-GAAP basis, income from operations for the first quarter of 2005 was $2.1 million, versus $1.3 million for the first quarter of 2004.  The attached table presents a reconciliation of GAAP to non-GAAP income from operations for the first quarters of 2005 and 2004.

The GAAP net income applicable to common stockholders for the first quarter of 2005 was $1.5 million, or $0.04 per share, on a diluted basis, compared to a GAAP net loss applicable to common stockholders of $1.5 million, or a loss of $0.43 per share, for the first quarter of the previous year.  The net loss for the first quarter of 2004 included a charge of $1.9 million associated with the accretion of preferred stock.  All preferred stock automatically converted into shares of common stock following the completion of the company’s initial public offering in July 2004.

Bob Weiler, chief executive officer and president, remarked, “By every measure, the first quarter of 2005 was a success for Phase Forward.  Our record revenues, gross margin and operating income validated the strength of our business model, and at the same time, we saw our electronic data capture (EDC) leadership position rewarded with new InForm™ deals with the Dana Farber Cancer Institute and Philips Oral Healthcare.  Another highlight this quarter was additional orders from GlaxoSmithKline who, after the success in implementing the InForm solution globally, extended their contract for hosting, application management and user support services.”

Weiler added, “We expect that the release of the latest version of our InForm product, InForm Integrated Trial Management (ITM), will further extend and reinforce our EDC leadership position.  With this release, we become one of the first vendors to provide real-time visibility into trial progress at any site, anywhere in the world, at any time for both clinical and operational trial data.  InForm ITM raises the bar on traditional EDC technology by delivering reporting and analysis capabilities which are embedded directly into the product - with no need for a separate user interface - and puts reporting directly and easily in the hands of the teams who are accountable for each study.

“Another area of significant growth potential for us, given the tightening regulatory environment, is drug safety.  Here again, Phase Forward is well positioned to take advantage of this market.  Following on the release of the Clintrace™ 4.0 product in the fourth quarter of 2004, Bayer Pharmaceutical, a top 20 pharmaceutical company, China’s Guangdong University of Traditional Chinese Medicine, Mayne, Australia’s leading provider of healthcare and pharmaceuticals, and NPS Pharmaceutical all signed on to make Clintrace their safety management system of choice,” Weiler concluded.

2005 First Quarter Highlights

Business Highlights

•                  The Dana Farber Cancer Institute, the largest cancer center in the United States, entered into a multiyear enterprise license agreement to standardize on the InForm solution for all Dana Farber/Harvard Cancer Center investigator-initiated clinical studies for oncology.

•                  Philips Oral Healthcare, a leading provider of consumer oral healthcare products, signed a multiyear enterprise license arrangement for the use of InForm.

•                  Bayer Pharmaceutical, a top 20 Pharma company, and Mayne Pharma, Australia’s leading provider of healthcare and pharmaceutical products, entered into multiyear arrangements for Phase Forward’s drug safety product, Clintrace, and NPS Pharmaceutical signed up for the new Clintrace 4.0 product.

•                  Guangdong University of Traditional Chinese Medicine (TCM), a leading academic center of TCM located in China, signed on for the first implementation of the company’s Clintrial™ and Clintrace products in China.

•                  Business Process Optimization workshops were made available for InForm customers.  The on-site workshops will better position EDC customers to fully realize the cost savings and significant time, efficiency, and quality gains of their investment.

Financial Highlights

•                  Quarterly revenues and non-GAAP operating income continued to grow on both a sequential basis and year-over-year basis.

•                  License revenues grew to 43% of total revenues in the first quarter of this year versus 36% of total revenues in the comparable quarter a year ago.

•                  Total gross margin for the first quarter of 2005 increased to $12.9 million, or 63% of revenues, from $9.8 million, or 58% of revenues, for the corresponding period of 2004.

•                  Earnings per share for the first quarter of 2005 was $0.04 per share, on a diluted basis, compared to loss per share of $0.43 for the first quarter of 2004.

•                  Cash, cash equivalents and short-term investment balances increased by $7.1 million to $65.3 million as of March 31, 2005. In the first quarter of 2005, the company generated $11.2 million net cash from operations and paid down all outstanding debt of $4.4 million.

Financial Outlook

The following statements are based on current expectations and the company does not undertake any duty to update them.  These statements are forward-looking and inherently uncertain.  Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors.

For the second quarter of 2005, the company expects revenues to be between $20.7 and $21.3 million, with approximately 90% anticipated to be recognized from backlog.  The company expects gross margin to return to historical levels of 60% to 62% and operating expenses as a percent of revenues to be between 50% and 52%.  Non-GAAP operating income is expected to be between $1.9 million and $2.3 million, with diluted GAAP earnings per share expected to be between $0.04 and $0.05.

The company plans to host its investor conference call today at 5:00 pm ET to discuss its financial results for the first quarter ended March 31, 2005 and its outlook for the second quarter of 2005.  The investor conference call will be available via live web cast on Phase Forward’s web site at www.phasefoward.com under the tab “Investors.”  To participate by telephone, the domestic dial-in number is 800-435-1398 and the international dial-in is 617-614-4078.  The access code is 38173027.  Investors are advised to dial in at least five minutes prior to the call to register.  The web cast will be archived for 30 days: from 7:00 p.m. ET on Tuesday, April 26, until 7:00 p.m. ET on Thursday, May 26, 2005.

About Phase Forward

Phase Forward is a leading provider of integrated data management solutions for clinical trials and drug safety. The company helps pharmaceutical, biotechnology, and medical device companies bring needed drugs and therapies to market faster and more safely. Phase Forward offers proven solutions in electronic data capture (EDC), clinical data management (CDM), and adverse event reporting (AER). Phase Forward products and services have been utilized in over 10,000 clinical trials involving more than 1,000,000 clinical trial study participants at over 220 organizations worldwide including: AstraZeneca, Biogen Idec, Boston Scientific, Dana-Farber Cancer Institute, Eli Lilly, GlaxoSmithKline, Guidant, Procter & Gamble, Quintiles, Sanofi-Aventis, Schering-Plough Research Institute, and Serono. Additional information about Phase Forward is available at www.phaseforward.com.

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Phase Forward’s expectations and assumptions concerning management’s forecast of financial performance, and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Phase Forward’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, changes in our customers’ industries; our ability to convince prospective customers to adopt our solutions; competition; changing customer requirements; governmental regulation; our ability to maintain profitability; fluctuations in our operating results; long sales and implementation cycles; our dependence on a limited number of customers or suppliers; product performance; third party service interruptions or delays; technology failures; our ability to maintain customer relationships and contracts; our ability to retain and hire skilled personnel; our ability to protect our intellectual property rights; product liability or intellectual property infringement claims brought against us; acquisitions; our ability to manage our rapid growth; our ability to obtain capital when desired on favorable terms; our ability to comply with operating and financial covenants in our loan agreement; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Phase Forward undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Phase Forward, see the disclosure contained in Phase Forward’s public filings with the Securities and Exchange Commission including, without limitation, its Annual Report on Form 10-K.

Non-GAAP Financial Information

Phase Forward provides non-GAAP income from operations data as additional information for its operating results.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies.  Phase Forward’s management believes these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons to prior periods.  Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures.  Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

Phase Forward Incorporated and Subsidiaries

Table of Reconciliation from GAAP to Non-GAAP

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2004	2005

GAAP income from operations	$875	$1,958

Stock based expenses	446	224
Restructuring	—	(92)

Non-GAAP income from operations	$1,321	$2,090

Phase Forward Incorporated and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2004	2005

Revenues:
License	$6,166	$8,819
Service	10,796	11,743

Total revenues	16,962	20,562
Costs of revenues:
License	422	448
Service(1)	6,781	7,212

Total cost of revenues	7,203	7,660
Gross margin:
License	5,744	8,371
Service	4,015	4,531

Total gross margin	9,759	12,902

Operating expenses:
Sales and marketing(1)	3,305	3,951
Research and development(1)	2,936	3,281
General and administrative(1)	2,643	3,804
Restructuring	—	(92)

Total operating expenses	8,884	10,944

Income from operations	875	1,958
Other income (expense):
Interest income	105	348
Interest expense	(82)	(144)
Other, net	(16)	(130)

Total other income	7	74

Income before provision for income taxes	882	2,032
Provision for income taxes	499	564

Net income	383	1,468
Accretion of preferred stock	1,918	—

Net income (loss) applicable to common stockholders	$(1,535)	$1,468

Net income (loss) per share applicable to common stockholders:
Basic	$(0.43)	$0.05

Diluted	$(0.43)	$0.04

Weighted average number of common shares used in net income (loss) per share calculations:
Basic	3,550	32,457

Diluted	3,550	34,536

(1) Amounts include stock based expenses, as follows:
Costs of service revenues	$26	$25
Sales and marketing	39	(16)
Research and development	96	55
General and administrative	285	160

Total stock based expenses	$446	$224

Phase Forward Incorporated and Subsidiaries

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands, except per share amounts)

	December 31, 2004	March 31, 2005

Assets
Current assets:
Cash and cash equivalents	$53,485	$61,009
Short-term investments	4,735	4,327
Accounts receivable, net of allowance of $391 and $289 in 2004 and 2005, respectively	19,682	14,875
Deferred set up costs, current portion	783	950
Prepaid commissions and royalties, current portion	3,035	3,289
Prepaid expenses and other current assets	2,335	2,518

Total current assets	84,055	86,968

Property and equipment, net	5,717	5,508
Deferred set up costs, net of current portion	665	715
Prepaid commissions and royalties, net of current portion	2,756	2,600
Goodwill	21,817	21,354
Other assets	240	192

Total assets	$115,250	$117,337

Liabilities and Stockholders’ Equity
Current Liabilities:
Current portion of notes payable	$2,558	$—
Accounts payable	1,619	1,188
Accrued expenses	11,658	9,362
Restructuring accrual	344	—
Deferred revenue, current portion	35,350	41,590
Deferred rent, current portion	142	291

Total current liabilities	51,671	52,431

Notes payable, net of current portion	1,849	—
Deferred revenue, net of current portion	1,002	1,350
Deferred rent, net of current portion	1,481	1,527

Total liabilities	56,003	55,308

Stockholders’ equity:
Preferred stock, $.01 par value:
Authorized—5,000 shares
Issued—0 shares	—	—
Common stock, $.01 par value:
Authorized—100,000
Issued—32,399 and 32,764 shares in 2004 and 2005, respectively	324	328
Additional paid-in capital	165,462	166,512
Subscription receivable	(127)	—
Deferred stock-based compensation	(1,755)	(1,456)
Treasury stock, 37 shares at cost	(111)	(111)
Accumulated other comprehensive loss	(160)	(326)
Accumulated deficit	(104,386)	(102,918)

Total stockholders’ equity	59,247	62,029

Total liabilities and stockholders’ equity	$115,250	$117,337

Phase Forward Incorporated and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2004	2005

Operating activities
Net income	$383	$1,468
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	767	801
Stock-based compensation	446	224
Foreign currency exchange loss	16	112
Non-cash income tax expense	447	463
Changes in assets and liabilities:
Accounts receivable	5,912	4,647
Deferred costs	(789)	(308)
Prepaid expenses and other current assets	(788)	(224)
Accounts payable	(86)	(438)
Accrued expenses	(3,045)	(2,430)
Deferred revenue	(885)	6,688
Deferred rent	335	197

Net cash provided by operating activities	2,713	11,200

Investing activities
Purchase of short-term investments	—	(842)
Proceeds from maturities of short-term investments	—	1,250
Purchase of property and equipment	(671)	(611)
Decrease (increase) in other assets	(176)	9

Net cash used in investing activities	(847)	(194)

Financing activities
Proceeds from issuance of notes payable and borrowings under lines of credit	1,484	—
Payments on lines of credit and notes payable	(605)	(4,407)
Proceeds from issuance of common stock	42	1,128
Proceeds from repayment of subscriptions receivable	514	127

Net cash provided by (used in) financing activities	1,435	(3,152)

Effect of exchange rate changes on cash and cash equivalents	83	(330)

Net change in cash and cash equivalents	3,384	7,524
Cash and cash equivalents at beginning of year	19,046	53,485

Cash and cash equivalents at end of period	$22,430	$61,009

Non-cash financing activities
Accretion of Series B, C, and D redeemable convertible preferred stock to redemption value	$1,918	$—